UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

Lazard Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-126751	51-0278097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Rockefeller Plaza

New York, NY 10112

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 632-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2018, Lazard Group LLC (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate principal amount of $500 million of the Company’s 4.500% Senior Notes due 2028 in a registered public offering pursuant to the Company’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on May 2, 2017 (Registration No. 333-217599).

The description above is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 12, 2018, between Lazard Group LLC and Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto

12.1	Computation of Ratios of Earnings to Fixed Charges of Lazard Group LLC

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 12, 2018, between Lazard Group LLC and Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto

12.1	Computation of Ratios of Earnings to Fixed Charges of Lazard Group LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC

By:	/s/ Evan L. Russo
Name: Evan L. Russo
Title: Chief Financial Officer

Date: September 13, 2018